EXHIBIT 16.1

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

We have read the statements included under Item 4.01 of Form 8-K to be filed by Tao Minerals LTD and we agree with the statements made in response to that Item insofar as they relate to our Firm.

/s/MaloneBailey, LLP
Houston, Texas
May 30, 2013